  EXHIBIT 23.1

Consent of Independent Auditor

March 25, 2015

We hereby consent to the inclusion in this Annual Report on Form 40-F for the year ended December 31, 2014 of Canadian Natural Resources Limited of our report dated March 4, 2015, relating to the consolidated financial statements, and the effectiveness of internal control over financial reporting, which appears in this Annual Report.

We also consent to the incorporation by reference in the Registration Statement on Form F-10 (File No. 333-191876) of Canadian Natural Resources Limited of our report dated March 4, 2015 referred to above. We also consent to reference to PricewaterhouseCoopers LLP under the heading “Interests of Experts,” which appears in the Annual Information Form included in this Annual Report on Form 40-F, which is incorporated by reference in such Registration Statement.

SIGNED “PRICEWATERHOUSECOOPERS LLP”
Chartered Accountants

PricewaterhouseCoopers LLP
Suite 3100 – 111 5th Avenue SW, Calgary, Alberta, Canada T2P 5L3
T: +1 403 509 7500, F: +1 403 781 1825, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.